UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, RigNet, Inc. (the “Company”) entered into a performance unit award agreement (the “Award Agreement”) with Marty Jimmerson, the Company’s Interim Chief Executive Officer and President, with retroactive effectiveness to January 1, 2016. Pursuant to the Award Agreement, Mr. Jimmerson was awarded 24,430 performance units (the “Performance Units”) under the Company’s 2010 Omnibus Incentive Plan, which will be settled in shares of the Company’s common stock upon the attainment of certain performance criteria (as described in the Award Agreement) during fiscal year 2016 (the “Performance Period”). Subject to his continued employment by the Company during the Performance Period, the actual number of shares of Company common stock that will be earned upon vesting of the Performance Units will be between 0 and 48,860 shares. In the event of a Change in Control (as defined in the Award Agreement) during the Performance Period, Mr. Jimmerson will be entitled to receive 24,430 shares of Company common stock. The summary description of the Award Agreement provided herein is qualified in its entirety by reference to the Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016, in connection with his appointment as Interim Chief Executive Officer and President, Mr. Jimmerson was entitled to the award of the Performance Units as described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description

10.1	Performance Unit Award Agreement by and between RigNet, Inc. and Marty Jimmerson, effective January 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: May 10, 2016	By:	/s/ Charles E. Schneider
	Name:	Charles E. Schneider
	Title:	Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Performance Unit Award Agreement by and between RigNet, Inc. and Marty Jimmerson, effective January 1, 2016